UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2017

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 344-3400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2017, Biglari Holdings Inc. (the “Company”) through its wholly-owned subsidiary BHIC Inc. (“Acquirer”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with John M. McGraw (“JM McGraw”), JDM Living Trust, Michael J. McGraw (“MJ McGraw”), Michael Joseph McGraw Family Trust to purchase all of the outstanding capital stock of two companies, McGraw Insurance, Inc. and Western Service Contract Corporation (“Western”), the parent company of Pacific Specialty Insurance Company, for a purchase price of $299.5 million, which consists of $24 million in cash payable at the closing of the transaction and $275.5 million of deferred payments. $175.5 million is payable in cash over a 10-year period, and $100 million is payable by a promissory note that matures upon the death of MJ McGraw (or in 10 years following the closing should death occur within that time period) for the benefit of the University of Notre Dame, payable at maturity either in securities or in cash, at the election of Acquirer. The interest during Mr. McGraw’s lifetime is set at the rate of 6% per annum.

The respective obligations of the parties to consummate the transactions contemplated by the Purchase Agreement are subject to customary conditions, including the obtaining of required antitrust and regulatory approvals. The Purchase Agreement obligates JM McGraw and MJ McGraw to repay outstanding indebtedness owing to Western and its subsidiaries.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the parties to the Purchase Agreement or their respective subsidiaries, affiliates or shareholders. Investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements and other filings it makes with the Securities and Exchange Commission.

Item 8.01.	Other Events.

On May 25, 2017, the Company issued a press release regarding the transaction. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of May 22, 2017, by and among BHIC Inc., John M. McGraw, JDM Living Trust, Michael J. McGraw, Michael Joseph McGraw Family Trust and, for certain limited purposes, Biglari Holdings Inc.
99.1	Press release dated May 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2017	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller

Exhibit Index

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of May 22, 2017, by and among BHIC Inc., John M. McGraw, JDM Living Trust, Michael J. McGraw, Michael Joseph McGraw Family Trust and, for certain limited purposes, Biglari Holdings Inc.
99.1	Press release dated May 25, 2017.